SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -------------

                                  FORM 8-K

                               CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


  Date of report (Date of earliest event reported):  January 25, 2000


                                Softworks, Inc.
               ------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


    Delaware                      24719                  52-1092916
 ---------------               ------------          ------------------
 (State or Other               (Commission             (IRS Employer
 Jurisdiction of               File Number)          Identification No.
 Incorporation)


                           5845 Richmond Highway
                                 Suite 400
                         Alexandria, Virginia 22303
             ------------------------------------------------
             (Address of Principal Executive Offices Zip Code)

     Registrant's telephone number, including area code: (703) 317-2424

                               Not Applicable
        -----------------------------------------------------------
       (Former name or former address, if changed since last report)



 ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

      On January 25, 2000, EMC Corporation, a Massachusetts corporation ("Parent"), through Eagle Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), accepted for purchase 18,382,028 shares of the common stock, par value $0.001 per share (the "Shares"), of Softworks, Inc., a Delaware corporation (the "Company"), (including those Shares tendered pursuant to guaranteed delivery procedures) that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $10.00 per Share, net to the seller in cash, without interest (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 21, 1999 by and among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The Shares accepted for purchase pursuant to the Offer constitute approximately 99.2% of the Shares issued and outstanding. The aggregate purchase price for the Shares accepted for purchase pursuant to the Offer is $183,820,280. Purchaser obtained all funds needed for such purchase through a contribution to capital from Parent. Parent obtained such funds from available cash on hand.

      On January 27, 2000, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, Shares that were not validly tendered pursuant to the Offer and accepted for purchase by Purchaser were converted into the right to receive $10.00 per Share, net to the seller in cash, without interest, upon delivery of appropriate documentation to the paying agent for the Offer, subject to the rights of the holders of such Shares to seek appraisal of their Shares in accordance with applicable provisions of Delaware law. As a result of the Merger, Parent owns 100% of the outstanding Shares.

      In accordance with the terms of the Merger Agreement, among other things, the Board of Directors of the Company is now composed of the former members of the Board of Directors of Purchaser and the officers of the Company are now the former officers of the Purchaser.

      To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  January 28, 2000


                                    SOFTWORKS, INC.


                                    By:  /s/ Paul T. Dacier
                                         ------------------------
                                    Name:   Paul T. Dacier
                                    Title:  Secretary